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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of King Pharmaceuticals, Inc.


We consent to the inclusion in this pre-effective amendment No. 2 to the registration statement on Form S-1 (Registration No. 333-38753) of our reports on:

- Our audits of the consolidated financial statements of King Pharmaceuticals, Inc. dated October 22, 1997, except for Note 17, which is dated November 26, 1997.

- Our audits of the statement of Gross Profit for the Cortisporin Product Line dated October 22, 1997.

- Our audits of the Combined Statement of Gross Profit for the Neosporin, Polysporin, Septra, Proloprim, Mantadil and Kemadrin Product Lines dated November 17, 1997.

We also consent to the reference of our firm under the captions "Experts" and "Selected Consolidated Financial Data."


Coopers & Lybrand L.L.P.
Greensboro, North Carolina
December 5, 1997



   Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.